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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (date of earliest
                       event reported): December 18, 1995



                   PARTNERS HEALTH PLAN OF PENNSYLVANIA, INC.
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               (Exact Name of Registrant as Specified in Charter)



 Pennsylvania                        33-8686                       25-1536040
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(State or other                   (Commission                    (IRS Employer
 jurisdiction of                   File Number)                   Identification
 incorporation)                                                   No.)



5700 Corporate Drive, Suite 300, Pittsburgh, Pennsylvania 15237
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(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number,
including area code:                        (412) 366-9000
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Item 5.  Other Events.

         On December 18, 1995, PARTNERS Health Plan of Pennsylvania, Inc. (the "Company"), AHP Holdings, Inc., a Connecticut corporation ("Holdings"), Coventry Corporation, a Delaware corporation ("Coventry"), and Coventry Acquisition Corporation, a Tennessee corporation ("Merger Sub"), executed a Stock Purchase and Merger Agreement (the "Agreement") dated as of December 18, 1995. Holdings owns approximately 81% of the Company's issued and outstanding shares of common stock. Holdings is wholly-owned by Aetna Life Insurance Company, which is wholly-owned by Aetna Life and Casualty Company ("Parent"). Merger Sub is a wholly-owned indirect subsidiary of Coventry.

         Under the Agreement, Merger Sub will acquire all of the outstanding shares of common stock, without par value per share (the "Common Stock"), of the Company and all of the outstanding, redeemable preferred stock, without par value per share (the "Preferred Stock"), of the Company's wholly-owned subsidiary Aetna Health Plans of Western Pennsylvania, Inc.

         The transaction contemplated by the Agreement will take place in two steps. In the first step, Merger Sub will acquire all of the Common Stock owned by Holdings for $5,274.90 per share in cash and all of the Preferred Stock for $2,995,000 in cash. In the second step, the Company will merge with and into Merger Sub, or Merger Sub will merge with and into the Company (the "Merger"), and each of the holders of Common Stock (other than Merger Sub) at the time of the Merger will receive $5,274.90 per share in cash. The parties expect the second step to occur simultaneously with or promptly after the first step. A change in control of the Company will occur upon the completion of the first step of the transaction contemplated by the Agreement. The Merger will not require a vote of the holders of the Common Stock.

         The Agreement also requires Coventry to enter into an agreement to provide Parent and Parent's subsidiaries and affiliates with continuing access to the Company's provider network.

         The Agreement also requires the Company's current directors to resign effective as of the date on which Merger Sub acquires all of the Common Stock and Preferred Stock owned by Holdings.

         The transactions contemplated by the Agreement are subject to various regulatory approvals, including the approval of the Pennsylvania Insurance Department and the Pennsylvania Department of Health.

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         Following consummation of the Merger, the Company expects to deregister the Common Stock under the Securities Exchange Act of 1934. A conformed copy of the Agreement is filed as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma
         Financial Information and Exhibits

         (c) Exhibits. The exhibits filed with this report are listed on the attached Exhibit Index.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PARTNERS HEALTH PLAN OF PENNSYLVANIA, INC.
                                  ------------------------------------------
                                               (Registrant)

Dated:  December 29, 1995                   By:/s/ Steven W. Jones
                                               -----------------------------
                                               Steven W. Jones
                                               President
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                          EXHIBIT INDEX

Exhibit Number            Description of Document
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     10                   Stock Purchase and Merger Agreement dated as of
                          December 18, 1995 among AHP Holdings, Inc.,
                          PARTNERS Health Plan of Pennsylvania, Inc.,
                          Coventry Corporation and Coventry Acquisition
                          Corporation